Franklin Auto Trust 2001-2
Monthly Servicing Report

Collection Period:                                    February 2002
Distribution Date:                                    March 20, 2002
Number of Days in Distribution Period:                30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              7,776      132,275,482.34       9.66%           67.52               62.92              4.60
      ii.    Non-Prime Loans          9,930      161,144,226.19      14.74%           67.40               61.18              6.22
      iii.   Sub-Prime Loans            545        6,580,292.26      19.70%           61.77               52.79              8.98
      iv.    Total Loans             18,251      300,000,000.79      12.61%           67.33               61.76              5.57

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.     Class A-1 Notes  55,000,000.00   2.10375%  12/20/2002   35242RAJ3
      ii.    Class A-2 Notes  74,500,000.00      2.79%  08/20/2004   35242RAK0
      iii.   Class A-3 Notes  91,000,000.00      3.77%  02/20/2006   35242RAL8
      iv.    Class A-4 Notes  79,500,000.00      4.55%  07/20/2009   35242RAM6

   C.  Spread Account

      i.   Initial Cash Deposit                         0.00
      ii.  Spread Account Floor Amount          3,000,000.00
      iii. Specified Spread Account Amount      2.5% of Outstanding Pool Balance
      iv.  Maximum Spread Account Amount        10% of Outstanding Pool Balance
      v.   Initial Payment Provider Commitment  7,500,000.00


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                    Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              7,454      123,847,499.58       9.67%           67.69               61.20               6.49
      ii.    Non-Prime Loans          9,602      153,006,749.98      14.74%           67.44               59.52               7.92
      iii.   Sub-Prime Loans            524        6,239,567.10      19.68%           61.87               51.37              10.50
      iv.    Total Loans             17,580      283,093,816.66      12.63%           67.43               60.08               7.35

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes              38,093,816.66           0.00
      ii.    Class A-2 Notes              74,500,000.00           0.00
      iii.   Class A-3 Notes              91,000,000.00           0.00
      iv.    Class A-4 Notes              79,500,000.00           0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                3,000,000.00
      ii.    Payment Provider Commitment                4,077,345.41

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                       0.00
      ii.    Surety Fee Shortfall                               0.00
      iii.   Unreimbursed Surety Draws                          0.00
      iv.    Unreimbursed Insurer Optional Deposit              0.00
      v.     Additional Servicing Fee Shortfall                 0.00


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           215,177.08  115,852.23         0.00        0.00        9,529.91                   0.00
      ii.    Non-Prime Loans     1,707,232.89  660,629.54    41,392.57        0.00      422,364.20              31,170.45
      iii.   Sub-Prime Loans       149,995.21   25,555.30         0.00        0.00       53,187.09                   0.00
      iv.    Total Loans         2,072,405.18  802,037.07    41,392.57        0.00      485,081.20              31,170.45

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              10           6              0            0                1                   0
      ii.    Non-Prime Loans         107          44              3            0               27                   3
      iii.   Sub-Prime Loans          15           2              0            0                4                   0
      iv.    Total Loans             132          52              3            0               32                   3

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            0.17%        0.09%          0.00%      0.00%               0.01%                   0.00%
      ii.    Non-Prime Loans        1.12%        0.43%          0.03%      0.00%               0.28%                   0.02%
      iii.   Sub-Prime Loans        2.40%        0.41%          0.00%      0.00%               0.85%                   0.00%
      iv.    Total Loans            0.73%        0.28%          0.01%      0.00%               0.17%                   0.01%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            0.13%        0.08%          0.00%      0.00%               0.01%                   0.00%
      ii.    Non-Prime Loans        1.11%        0.46%          0.03%      0.00%               0.28%                   0.03%
      iii.   Sub-Prime Loans        2.86%        0.38%          0.00%      0.00%               0.76%                   0.00%
      iv.    Total Loans            0.75%        0.30%          0.02%      0.00%               0.18%                   0.02%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                     Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              7,304      119,817,318.96       9.67%           67.76               60.33               7.43
      ii.    Non-Prime Loans          9,424      148,497,086.56      14.72%           67.48               58.68               8.80
      iii.   Sub-Prime Loans            511        5,993,597.88      19.67%           61.87               50.46              11.41
      iv.    Total Loans             17,239      274,308,003.40      12.62%           67.48               59.22               8.26

   B.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           193,640.09  121,272.42     106,322.32         0.00    86,824.19               9,529.91
      ii.    Non-Prime Loans     1,972,911.22  628,958.35     305,658.23         0.00   453,936.61             305.506.04
      iii.   Sub-Prime Loans       134,714.94   53,310.83      25,555.30         0.00    60,466.18              13,828.87
      iv.    Total Loans         2,301,266.25  803,541.60     437,535.85         0.00   601,226.98             328,864.82

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              12          5              5             0              5                         1
      ii.    Non-Prime Loans         124         37             20             0             28                        21
      iii.   Sub-Prime Loans          12          4              2             0              4                         2
      iv.    Total Loans             148         46             27             0             37                        24

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.16%       0.10%          0.09%          0.00%          0.07%                    0.01%
      ii.    Non-Prime Loans        1.33%       0.42%          0.21%          0.00%          0.31%                    0.21%
      iii.   Sub-Prime Loans        2.25%       0.89%          0.43%          0.00%          1.01%                    0.23%
      iv.    Total Loans            0.84%       0.29%          0.16%          0.00%          0.22%                    0.12%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.16%       0.07%          0.07%          0.00%          0.07%                    0.01%
      ii.    Non-Prime Loans        1.32%       0.39%          0.21%          0.00%          0.30%                    0.22%
      iii.   Sub-Prime Loans        2.35%       0.78%          0.39%          0.00%          0.78%                    0.39%
      iv.    Total Loans            0.86%       0.27%          0.16%          0.00%          0.21%                    0.14%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                         2,831,926.15
             b.  Principal Collections                        8,456,948.44
      ii.    Net Liquidation Proceeds                           176,079.58
      iii.   Post Disposition Recoveries                          6,526.60
      iv.    Repurchase Amounts
             a.  Interest                                             0.00
             b.  Principal                                            0.00

   D.  Total Available
      i.     Total Interest Collections                       2,831,926.15
      ii.    Total Principal Collections                      8,633,028.02
      iii.   Collected Funds                                 11,464,954.17
      iv.    Reinvestment Income Collected in Spread Account      3,364.95

   E.  Month End Pool Balance
      i.     Beginning Pool Balance                         283,093,816.66
      ii.    Principal Collections                            8,633,028.02
      iii.   Realized and Cram-Down Losses                      152,785.24
      iv.    Month End Pool Balance                         274,308,003.40

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                       103,206.25
             b.  Non-prime Receivables @ 1.50%                  191,258.44
             c.  Sub-prime Receivables @ 2.00%                   10,399.28
             d.  Total Servicing Fee                            304,863.97
             e.  Total Receivables @ 1.25%                      294,889.39

      ii.    Base Servicing Fee (less of id. and ie.)           294,889.39
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                             9,974.57
      v.     Previous Additional Servicing Fee Shortfall              0.00
      vi.    Total Additional Servicing Fee                       9,974.57
      vii.   Supplemental Servicing Fee                          70,057.60
      viii.  Total Supplemental Servicing Fee                    70,057.60

   B.  Surety Fee
      i.     Surety Fee Rate                                         0.160%
      ii.    Base Surety Fee Due                                 37,745.84
      iii.   Previous Surety Fee Shortfall                            0.00
      iv.    Total Surety Fee Due                                37,745.84

   C.  Bond Interest
                                     Bond        Number                  Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes     2.10375%         28         62,331.01       0.00               0.00        62,331.01
      ii.    Class A-2 Notes        2.79%         30        173,212.50       0.00               0.00       173,212.50
      iii.   Class A-3 Notes        3.77%         30        285,891.66       0.00               0.00       285,891.66
      iv.    Class A-4 Notes        4.55%         30        301,437.50       0.00               0.00       301,437.50
      v.     Total                  3.49%                   822,872.67       0.00               0.00       822,872.67

   D.  Bond Principal

      i.     Beginning Note Balance                         283,093,816.66
      ii.    Current Pool Balance                           274,308,003.40
      iii.   Principal Distributable Amount                   8,785,813.26

   E.  Total Required Distributions                           9,941,321.16
   F.  Total Available Funds                                 11,471,480.77
   G.  Required Distribution Shortfall                                0.00
   H.  Cash Available in Spread Account                       3,003,364.95
   I.  Reserve Account Draw                                           0.00
   J.  Payment Provider Commitment                            4,077,345.41
   K.  Payment Provider Required Payment Amount                       0.00
   L.  Surety Draw                                                    0.00
   M.  Insurer Optional Deposit                                       0.00
   N.  Total Cash Available for Distributions                11,471,480.77

Section V.  Waterfall for Distributions

   A.  Total Available Funds                11,471,480.77

                                                                                                      Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall       for Distribution
                                                    -------------------------------------------------------------------------
   B.  Servicing Fee                                  294,889.39         294,889.39                0.00      11,176,591.38
   C.  Surety Fee                                      37,745.84          37,745.84                0.00      11,138,845.54
   D.  Note Interest                                  822,872.67         822,872.67                0.00      10,315,972.87
   E.  Principal Distributable Amount               8,785,813.26       8,785,813.26                0.00       1,530,159.61
   F.  Interest on Unreimbursed Surety Draws                0.00               0.00                0.00       1,530,159.61
   G.  Reimbursement of Previous Surety Draws               0.00               0.00                0.00       1,530,159.61
   H.  Reimbursement of Insurer Optional Deposits           0.00               0.00                0.00       1,530,159.61
   I.  Reserve Deposit                                      0.00               0.00                0.00       1,530,159.61
   J.  Payment of Additional Servicing Fee              9,974.57           9,974.57                0.00       1,520,185.04
   K.  Deposit to Certificate Distribution Acct.    1,520,185.04       1,520,185.04                0.00               0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes       38,093,816.66     8,785,813.26      29,308,003.40      62,331.01       62,331.01           0.00
   B.  Class A-2 Notes       74,500,000.00             0.00      74,500,000.00     173,212.50      173,212.50           0.00
   C.  Class A-3 Notes       91,000,000.00             0.00      91,000,000.00     285,891.66      285,891.66           0.00
   D.  Class A-4 Notes       79,500,000.00             0.00      79,500,000.00     301,437.50      301,437.50           0.00
   E.  Total                283,093,816.66     8,785,813.26     274,308,003.40     822,872.67      822,872.67           0.00

Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                  6.65%
      ii.    Previous Month                                 9.36%
      iii.   Second Previous Month                          5.40%
      iv.    Three-Month Average                            7.12%
      v.     Previous Three Month Average                    N/A
      vi.    Second Previous Three Month Average             N/A

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                                NO
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            3,000,000.00
      ii.    Spread Account Specified Amount        6,857,700.09
      iii.   Spread Account Maximum Amount         27,430,800.34
      iv.    Spread Account Required Amount         3,000,000.00

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                                 0.00          0.00      3,003,364.95     4,077,345.41
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                  0.00          0.00      3,003,364.95     4,077,345.41
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                           0.00          0.00      3,003,364.95     4,077,345.41
      iv.    Deposit to Spread Account from Waterfall                          0.00          0.00      3,003,364.95     4,077,345.41
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                  -3,364.95          0.00      3,000,000.00     4,077,345.41
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                      0.00          0.00      3,000,000.00     4,077,345.41
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                      0.00    219,645.33      3,000,000.00     3,857,700.08
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit       0.00          0.00      3,000,000.00     3,857,700.08
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured                 0.00          0.00      3,000,000.00     3,857,700.08

Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     5.75%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00
   L.  Number of Extensions Performed During the Current
         Collection Period                                                  110
   M.  Balance of Loans Extended During the Current
         Collection Period                                         2,005,546.45


Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period    Current    Current Period
                              Cumulative       Current Period     Cumulative       Period       Prepayment
                              Charge Offs       Charge-Offs           Losses       Losses         Spread
                            -----------------------------------------------------------------------------------------
   i.     Prime Loans             0.00             9,529.91            0.00       3,462.91        1.7482%
   ii.    Non-Prime Loans    31,170.45           305,506.04       17,520.95     133,368.86        1.5675%
   iii.   Sub-Prime Loans         0.00            13,828.87            0.00       9,426.87        2.0762%
   iv.    Total Loans        31,170.45           328,864.82       17,520.95     146,258.64        1.6608%





/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
-------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President